NSAR ITEM 77O
                       June 30, 2000 to December 31, 2000
                                  VK Bond Fund
                               10f-3 Transactions
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  Underwriting #          Underwriting              Purchased From     Amount of shares  % of Underwriting   Date of Purchase
                                                                          Purchased
   1                 Equity Office Property         UBS Securities        1,900             0.190%           11/15/00
   2              General Electric Capital Corp     Deutsche Bank         1,750             0.233%           12/05/00

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Underwriting Participants:

Underwriters for #1                   Underwriters for #2
Credit Suisse First Boston            Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.                  ABN AMRO Bank N.V.
Merrill Lynch & Co.                   A.G. Edwards & Sons, Inc.
Morgan Stanley Dean Witter            Banc One Capital Markets, Inc.
Salomon Smith Barney                  Merrill Lynch, Pierce Fenner & Smith, Inc.
                                      Utendahl Capital Partners, L.P.